Exhibit 99.2

AUTOBYTEL INC.

Pro Forma Financial Statement Information

(Unaudited)

On January 23, 2008, Autobytel Inc. (the “Company”) agreed to sell certain assets and liabilities of its AVV Inc. (“AVV”) business to Dominion Enterprises for gross cash proceeds of approximately $23.8 million, subject to a working capital adjustment (the “AVV Divestiture”). On June 30, 2007, the Company agreed to sell its Retention Performance Marketing (“RPM”) business to Call Command Inc. for gross cash proceeds of approximately $7.6 million, subject to a working capital adjustment (the “RPM Divestiture”). Accordingly, the AVV and RPM businesses are now considered discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The RPM Divestiture did not meet the significant disposition test at the time of sale, hence pro forma financial statements were not included in the Form 8-K filed on July 5, 2007.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 set forth below has been presented after giving effect to the AVV Divestiture as if it had occurred on September 30, 2007.

The unaudited Pro Forma Condensed Consolidated Income Statements for the years ended December 31, 2006, 2005 and 2004 set forth below have been presented after giving effect to the AVV Divestiture and the RPM Divestiture (collectively, the “Transactions”) as if they had occurred on January 1, 2004 and do not assume any interest income on cash proceeds. The unaudited Pro Forma Condensed Consolidated Income Statement for the nine months ended September 30, 2007 set forth below has been presented after giving effect to the AVV Divestiture as if it had occurred on January 1, 2004, and does not assume any interest income on cash proceeds. The Company has not presented unaudited Pro Forma Condensed Consolidated Income Statement for the nine months ended September 30, 2007 for the RPM business as it was reported as discontinued operations in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2007, filed with the Securities and Exchange Commission on November 9, 2007.

The unaudited pro forma financial statements for the respective period presented, have been derived primarily from the historical audited consolidated financial statements of the Company included in its Annual Report on Form 10-K as of and for the year ended December 31, 2006 as well as the unaudited condensed consolidated financial statements of the Company included in its quarterly report on Form 10-Q as of and for the nine month period ended September 30, 2007. The unaudited pro forma financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and were prepared to illustrate the estimated effects of the Transactions, if the Transactions occurred on the dates specified above. As the Transactions have been completed during 2007 and 2008, the Company has not finalized its accounting for discontinued operations for the years ended December 31, 2006, 2005, and 2004, and therefore, amounts reported in future filings with the Securities and Exchange Commission for the years ended December 31, 2006, 2005 and 2004 could differ from these pro forma estimates.

The unaudited pro forma financial statements have been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the Transactions occurred as of the periods presented. In addition, the unaudited pro forma financial statements do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statements , including the notes thereto, should be read in conjunction with the historical consolidated financial statements and notes to consolidated financial statements of the Company included in its Annual Report on Form 10-K as of and for the year ended December 31, 2006 and its quarterly report on Form 10-Q as of and for the nine months ended September 30, 2007.

AUTOBYTEL INC.

Pro Forma Condensed Consolidated Income Statement

For the Nine Months Ended September 30, 2007

(Unaudited)

(In thousands, except share and per share amounts)

	As reported (a)	Disposition of AVV (b)	Pro Forma
Revenues	$73,838	$(7,998)	$65,840
Costs and expenses:
Cost of revenues
Sales and marketing	39,311	(70)	39,241
Product and technology development	17,603	(1,518)	16,085
General and administrative	15,152	(1,668)	13,484
Amortization of intangible assets	21,102	(595)	20,507
Patent litigation settlement	422		422
Total costs and expenses	(9,899)		(9,899)

	83,691	(3,851)	79,840

Operating earnings	(9,853)	(4,147)	(14,000)
Interest and other income	1,595		1,595
Foreign currency exchange loss	(7)		(7)

Earnings from continuing operations before income taxes and minority interest	(8,265)	(4,147)	(12,412)
Provision for income taxes	(23)	24	1

Earnings from continuing operations	$(8,288)	$(4,123)	$(12,411)

Earnings per share:
Continuing operations - Basic	$(0.19)		$(0.29)

Continuing operations - Diluted	$(0.19)		$(0.29)

Shares used in computing earnings per share:
Continuing operations - Basic	43,291,107		43,291,107

Continuing operations - Diluted	43,291,107		43,291,107

See introduction and accompanying notes to unaudited pro forma condensed consolidated financial statements

AUTOBYTEL INC.

Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2006

(Unaudited)

(In thousands, except share and per share amounts)

	As reported (c)	Disposition of RPM (d)	Disposition of AVV (b)	Pro Forma
Revenues	$111,090	$(14,303)	$(11,555)	$85,232
Costs and expenses:
Cost of revenues	55,265	(7,825)	(206)	47,234
Sales and marketing	26,635	(5,231)	(2,267)	19,137
Product and technology development	22,622	(1,918)	(1,941)	18,763
General and administrative	39,223	(60)	(1,044)	38,119
Amortization of intangible assets	1,405	(183)	(17)	1,205

Total costs and expenses	145,150	(15,217)	(5,475)	124,458

Operating earnings	(34,060)	914	(6,080)	(39,226)
Interest and other income	1,795			1,795
Foreign currency exchange gain	22			22

Earnings from continuing operations before income taxes and minority interest	(32,243)	914	(6,080)	(37,409)

Provision for income taxes	(34)	(3)	141	104
Minority interest	(21)			(21)

Earnings from continuing operations	$(32,298)	$911	$(5,939)	$(37,326)

Earnings per share:
Continuing operations - Basic	$(0.76)			$(0.88)

Continuing operations - Diluted	$(0.76)			$(0.88)

Shares used in computing earnings per share:
Continuing operations - Basic	42,389,050			42,389,050

Continuing operations - Diluted	42,389,050			42,389,050

See introduction and accompanying notes to unaudited pro forma condensed consolidated financial statements

AUTOBYTEL INC.

Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2005

(Unaudited)

(In thousands, except share and per share amounts)

	As reported (c)	Disposition of RPM (d)	Disposition of AVV (b)	Pro Forma
Revenues	$122,054	$(14,157)	$(10,723)	$97,174
Costs and expenses:
Cost of revenues	52,189	(7,145)	(291)	44,753
Sales and marketing	26,872	(4,673)	(2,319)	19,880
Product and technology development	20,906	(2,632)	(2,000)	16,274
General and administrative	30,004	(93)	(582)	29,329
Amortization of intangible assets	1,540	(193)	(40)	1,307

Total costs and expenses	131,511	(14,736)	(5,232)	111,543

Operating earnings	(9,457)	579	(5,491)	(14,369)
Interest and other income	1,562			1,562
Foreign currency exchange gain	1,569			1,569

Earnings from continuing operations before income taxes and minority interest	(6,326)	579	(5,491)	(11,238)
Provision for income taxes	(228)	65	200	37
Minority interest	(249)			(249)

Earnings from continuing operations	$(6,803)	$644	$(5,291)	$(11,450)

Earnings per share:
Continuing operations - Basic	$(0.16)			$(0.27)

Continuing operations - Diluted	$(0.16)			$(0.27)

Shares used in computing earnings per share:
Continuing operations - Basic	41,956,799			41,956,799

Continuing operations - Diluted	41,956,799			41,956,799

See introduction and accompanying notes to unaudited pro forma condensed consolidated financial statements

AUTOBYTEL INC.

Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2004

(Unaudited)

(In thousands, except share and per share amounts)

	As reported (c)	Disposition of RPM (d)	Disposition of AVV (b)	Pro Forma
Revenues	$119,089	$(10,840)	$(9,029)	$99,220
Costs and expenses:
Cost of revenues	50,680	(5,042)	(287)	45,351
Sales and marketing	25,434	(4,519)	(2,103)	18,812
Product and technology development	17,608	(2,485)	(2,480)	12,643
General and administrative	18,485	(40)	(593)	17,852
Amortization of intangible assets	1,157	(150)	(81)	926

Total costs and expenses	113,364	(12,236)	(5,544)	95,584

Operating earnings	5,725	1,396	(3,485)	3,636
Interest and other income	855		9	864

Earnings from continuing operations before income taxes and minority interest	6,580	1,396	(3,476)	4,500
Provision for income taxes	(430)		313	(117)
Minority interest	(124)			(124)

Earnings from continuing operations	$6,026	$1,396	$(3,163)	$4,259

Earnings per share:
Continuing operations - Basic	$0.15			$0.10

Continuing operations - Diluted	$0.14			$0.10

Shares used in computing earnings per share:
Continuing operations - Basic	40,785,743			40,785,745

Continuing operations - Diluted	44,048,584			44,048,584

See introduction and accompanying notes to unaudited pro forma condensed consolidated financial statements

AUTOBYTEL INC.

Pro Forma Condensed Consolidated Balance Sheet

At September 30, 2007

(Unaudited)

(In thousands)

	As reported (a)	Disposition of AVV (b)	Pro Forma
ASSETS
Current assets:
Domestic cash and cash equivalents	$28,270	$22,933 (e)	$51,203
Accounts receivable, net	14,675	(1,391)	13,284
Prepaid expenses and other current assets	4,661	(37)	4,624

Total current assets	47,606	21,505	$69,111
Property and equipment, net	11,909	(167)	11,742
Goodwill	67,738	(13,487)	54,251
Intangible assets, net	345		345
Other assets	4,920		4,920

Total assets	$132,518	$7,851	$140,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,190	$(48)	$7,142
Accrued expenses	6,275	(30)	6,245
Deferred revenues	1,659	(135)	1,524
Other current liabilities	1,534	(11)	1,523

Total current liabilities	16,658	(224)	16,434
Deferred rent - non-current	223		223
Other Long Term Liabilities	216		216
Other liabilities - non-current	8,010		8,010

Total liabilities	25,107	(224)	24,883
Total stockholders’ equity	107,411	8,075 (f)	115,486

Total liabilities and stockholders’ equity	$132,518	$7,851	$140,369

See introduction and accompanying notes to unaudited pro forma condensed consolidated financial statements

AUTOBYTEL INC.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(a) Represents condensed consolidated income statement and condensed consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

(b) On January 23, 2008, the Company agreed to sell certain assets and liabilities of its AVV Inc. business (“AVV”) to Dominion Enterprises for gross cash proceeds of approximately $23.8 million, subject to a working capital adjustment. Adjustments reflect the disposition of the AVV business. The Unaudited Pro Forma Condensed Consolidated Income Statements assume the sale occurred on January 1, 2004. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the sale was consummated on September 30, 2007.

(c) Represents condensed consolidated income statement included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for the respective period presented.

(d) On June 30, 2007, the Company agreed to sell its Retention Performance Marketing (“RPM”) business to Call Command, Inc. for gross cash proceeds of approximately $7.6 million, subject to a working capital adjustment. Adjustments reflect the disposition of the RPM business. The Unaudited Pro Forma Condensed Consolidated Income Statements assume the sale occurred on January 1, 2004.

(e) Represents estimated net sale consideration received in connection with the AVV sale. This net sale consideration may change based on the actual working capital amount on the closing date of the transaction, the actual transaction costs and any indemnification claims made against the Company in accordance with the terms of the AVV Purchase Agreement.

(f) Amount represents the aggregation of the above-noted adjustments. The actual gain on sale of AVV is subject to adjustment based on final working capital amount, indemnification provisions contained in the Asset Purchase Agreement and final transaction costs.